SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 14, 2010

Mayfair Mining & Minerals, Inc.
(Exact name of registrant specified in Charter)

Nevada	333-102117	45-0487294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

South Lodge, Paxhill Park,
Lindfield, West Sussex, UK, RH16 2QY
(Address of principal executive offices, including Zip Code)

REGISTRANT'S TELEPHONE, INCLUDING AREA CODE: +44 1444 220211

No Change
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 - CHANGES IN REGISTRANTS' CERTIFYING ACCOUNTANT CHANGE IN CERTIFYING ACCOUNTANT

On April 14, 2010, MAYFAIR MINING & MINERALS, INC. (the "Corporation") retained the firm of Malone Bailey LLP a limited liability partnership of certified public accountants registered in the USA whose registered office is at 10350 Richmond Avenue, Suite 800, Houston, Texas 77042 as its independent registered accounting firm engaged to audit the financial statements of the Corporation.

During its three most recent fiscal years ended March 31, 2007 and 2008 and 2009, the Company did not consult with Malone Bailey regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of opinion that might be rendered regarding our financial statements, nor did the Company consult with Malone Bailey with respect to any accounting disagreement or any reportable event as such term is defined by paragraph (a)(1)(iv) of Item 304 of Regulation S-B.

On May 14, 2010 Chantrey Vellacott DFK LLP, a limited liability partnership registered in England and Wales (No. OC313147) whose registered office is at Russell Square House, 10-12 Russell Square, London WC1B 5LF ("Chantrey"), confirmed to the Company and by copy letter to the SEC, that the client auditor relationship between Chantrey and the Company had ceased.

There were no disagreements with Chantrey Vellacott DFK LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, in any regard.

The Company has, prior to filing hereof, provided Malone Bailey, Certified Public Accountants, and Chantrey with a copy of this report and disclosures for review and comment, if applicable.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

      (a-c) Not applicable

      (d) Exhibits.

          Exhibit 99.1     Letter from Chantrey Vellacott DFK LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2010

MAYFAIR MINING & MINERALS, INC.

By: /s/ "Clive de Larrabeiti"
Clive de Larrabeiti, President